                                                                   EXHIBIT 10.14


                             VIRTUAL TELECOM, INC.
                           SERIES C PREFERRED STOCK
                              PURCHASE AGREEMENT

                               January 25, 1999
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                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1. Purchase and Sale of Stock.................................................1
   1.1 Sale and Issuance of Series C Preferred Stock..........................1
   1.2 Closing................................................................1
2. Representations and Warranties of the Company..............................2
   2.1 Organization, Good Standing; Qualification.............................2
   2.2 Authorization..........................................................2
   2.3 Valid Issuance of Preferred and Common Stock...........................3
   2.4 Governmental Consents..................................................3
   2.5 Capitalization and Voting Rights.......................................3
   2.6 Subsidiaries...........................................................4
   2.7 Contracts and Other Commitments........................................4
   2.8 Related-Party Transactions.............................................4
   2.9 Registration Rights....................................................5
   2.10 Permits...............................................................5
   2.11 Compliance With Other Instruments.....................................5
   2.12 Litigation............................................................5
   2.13 Customer Complaints...................................................6
   2.14 Disclosure............................................................6
   2.15 SEC Filings...........................................................6
   2.16 Offering..............................................................6
   2.17 Title to Property and Assets; Leases..................................6
   2.18 Financial Statements..................................................7
   2.19 Changes...............................................................7
   2.20 Patents and Trademarks................................................7
   2.21 Manufacturing and Marketing Rights....................................8
   2.22 Employees; Employee Compensation......................................8
   2.23 Proprietary Information Agreements....................................8
   2.24 Tax Returns, Payments and Elections...................................8
   2.25 Insurance.............................................................9
   2.26 Environmental and Safety Laws.........................................9
   2.27 Minute Books..........................................................9
   2.28 Use of Proceeds.......................................................9
   2.29 Townsend Analytics....................................................9
3. Representations and Warranties of Investors...............................10
   3.1 Authorization.........................................................10
   3.2 Restricted Securities.................................................10
   3.3 Investor Sophistication and Ability to Bear Risk of Loss..............11
   3.4 Independent Investigation and Advisors................................11
   3.5 Foreign Jurisdictions.................................................11
4. Conditions of Investors' Obligations at Closing...........................11

   4.1 Representations and Warranties........................................12
   4.2 Performance...........................................................12
   4.3 Qualifications........................................................12
   4.4 Proceedings and Documents.............................................12
   4.5 Certificate of Designations...........................................12
   4.6 Opinion of Company Counsel............................................12
   4.7 Investors' Rights Agreement...........................................12
   4.8 Co-Sale Agreement.....................................................12
   4.9 Minimum Offering......................................................12
   4.10 Due Diligence........................................................12
   4.11 Approval of NeSBIC Supervisory Board.................................13
   4.12 Townsend Analytics, Ltd..............................................13
5. Conditions of the Company's Obligations at Closing........................13
   5.1 Representations and Warranties........................................13
   5.2 Qualifications........................................................13
6. Indemnification...........................................................13
   6.1 Indemnity by the Company..............................................13
   6.2 Indemnity by the Investors............................................13
   6.3 Indemnification Procedure.............................................13
7. Miscellaneous.............................................................14
   7.1 Entire Agreement......................................................14
   7.2 Survival of Warranties................................................14
   7.3 Successors and Assigns................................................14
   7.4 Governing Law.........................................................15
   7.5 Counterparts..........................................................15
   7.6 Titles and Subtitles..................................................15
   7.7 Notices...............................................................15
   7.8 Finders' Fees.........................................................15
   7.9 Attorneys' Fees.......................................................15
   7.10 Amendments and Waivers...............................................15
   7.11 Severability.........................................................15
   7.12 Expenses.............................................................16

       VIRTUAL TELECOM, INC. SERIES C PREFERRED STOCK PURCHASE AGREEMENT
       -----------------------------------------------------------------

     THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 25th of January 1999 by and between VIRTUAL TELECOM, INC., a Delaware corporation (the "Company"), and each of the persons listed on Schedule A hereto, each of which is herein referred to as an "Investor."

                                R E C I T A L S
                                - - - - - - - -

          A. The Company desires to issue and sell to the Investors, and the Investors wish to purchase from the Company, in the manner set forth below, an aggregate of up to 3,783,784 shares of the Company's Series C Preferred Stock for the aggregate payment of Seven Million U.S. Dollars (US$7,000,000).

          B. Upon the Closing (as defined below), each of the Investors intends to purchase, and the Company intends to issue and sell, that number of shares of the Company's Series C Preferred Stock set forth opposite such Investor's name on Schedule A hereto on the terms and subject to the conditions set forth in this Agreement.

                               A G R E E M E N T
                               - - - - - - - - -

It is agreed as follows:

     1.   Purchase and Sale of Stock.
          --------------------------

     1.1  Sale and Issuance of Series C Preferred Stock.
          ---------------------------------------------

          (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing a Second Amended Certificate of Designations in the form attached hereto as Exhibit A (the "Amended Certificate").

          (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing that number of shares of the Company's Series C Preferred Stock set forth opposite each Investor's name on Schedule A hereto at a price of US$1.85 per share. The Series C Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Amended Certificate.

     1.2  Closing.  The initial closing of the transactions contemplated by this
          -------
Agreement ("Closing") shall take place at 4:00 p.m., Switzerland Time, at the offices of the Company, 12 Avenue Des Morgines, 1213 Petit-Lancy, Geneva, Switzerland on January 22, 1999, or at such other time or place as the Company and the Investors acquiring in the aggregate more than half the shares of Series C Preferred Stock sold pursuant hereto shall mutually agree, either orally or in writing. Except as otherwise provided herein, the Closing may be conducted by means of exchange of documents via facsimile with original documents to be exchanged by overnight mail. At the Closing, or as soon thereafter as practicable, the Company shall deliver to each Investor the certificates representing the shares of Series C Preferred Stock purchased by the Investor under this Agreement in definitive form and registered in the name of each Investor, as set forth in Exhibit A, against delivery to the Company by the Investor of a check or wire transfer to the Company's general account for the Shares purchased by the Investor; provided, however, that Alta-Berkeley V., C.V. and its affiliates ("Alta-Berkeley") may purchase shares of Series C Preferred Stock through the cancellation of loans previously made by Alta-Berkeley to the Company at a rate of $1.85 of indebtedness per share of Series C Preferred Stock. Additional Closings, upon substantially identical terms and conditions to those contained herein, may be held until 3,783,784 Shares have been sold for the aggregate payment of $7,000,000 or March 31, 1999, whichever comes earlier. Unless otherwise stated, the initial Closing and any additional Closings shall be referred to herein as the "Closing."

     2.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions furnished to Investors and counsel to Investors and attached hereto as Exhibit "B," specifically identifying the relevant subparagraph(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

     2.1 Organization, Good Standing; Qualification. The Company is a
         ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted, to execute and deliver this Agreement, the Amended and Restated Investors' Rights Agreement dated as of the date hereof, by and among the Company and those parties listed on Exhibit A thereto (the "Investors' Rights Agreement"), the form of which is attached hereto as Exhibit C, and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), to issue and sell the Series C Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Investors' Rights Agreement, the Amended Certificate and any Ancillary Agreement. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, or financial condition.

     2.2  Authorization.  All corporate action on the part of the Company, its
          -------------
officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement and any Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, issuance (or reservation for issuance), sale and delivery of the Series C Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement and any Ancillary Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement, the Investors' Rights Agreement and any Ancillary Agreement may be limited by applicable federal or state securities laws.

     2.3  Valid Issuance of Preferred and Common Stock. The Series C Preferred
          --------------------------------------------
Stock that is being purchased by each Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein (consisting either of cash or cancellation of indebtedness), will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series C Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended Certificate, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

     2.4  Governmental Consents.  No consent, approval, qualification, order or
          ---------------------
authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this agreement, the offer, sale or issuance of the Series C Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Series C Preferred Stock, except (a) the filing of the Amended Certificate with the Secretary of State of the State of Delaware, and (b) such filings as have been made prior to the Closing, except for any notices of sale required to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

      2.5  Capitalization and Voting Rights. The authorized capital of the
           --------------------------------
Company consists, or will consist prior to the Closing, of:

           (a)  Preferred Stock. 10,000,000 shares of Preferred Stock, par value
                ---------------
US$.001 (the "Preferred Stock"), of which (i) 68,500 shares have been designated Series A Preferred Stock, all of which are issued and outstanding, (ii) 1,923,716 shares have been designated Series B Preferred Stock, all of which are issued and outstanding, and (iii) 3,783,784 shares have been designated Series C Preferred Stock, up to all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A, Series B and Series C Preferred Stock will be as stated in the Amended Certificate.

           (b)  Common Stock. 20,000,000 shares of common stock ("Common
                ------------
Stock"), par value US$.001, of which 5,781,309 shares are issued and outstanding.

     The outstanding shares of Series A and Series B Preferred Stock and Common Stock are owned by the stockholders and in the numbers specified in Exhibit D, which in the case of the Common Stock is accurate as of January 18, 1999. The outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Except for (i) the conversion privileges of the Series A, Series B and Series C Preferred Stock
(ii) the rights provided in paragraph 2.3 of the Investors' Rights Agreement,
(iii) currently outstanding warrants to purchase 487,781 shares of Common Stock, and (iv) currently outstanding options to purchase 385,000 shares of Common Stock granted to officers, directors and employees pursuant to the Company's 1997 Stock Option Plan (the "Option Plan"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company or which obligates the Company in any way with respect to any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 765,000 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

     2.6  Subsidiaries.  Except for Virtual Telecom SA, a Swiss corporation,
          ------------
Firstquote Limited, an English corporation, and Virtual Telecom Limited, an English corporation, all of which are wholly-owned by the Company (together, the "Subsidiaries"), the Company does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity.
The Company is not a participant in any joint venture, partnership or similar arrangement.

     Each of the Subsidiaries is duly organized and existing under the laws of its jurisdiction of organization and is in good standing under such laws. None of the Subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation and in which the failure so to qualify would have a material adverse effect upon the Company's business, properties, prospects, or financial condition.

     2.7  Contracts and Other Commitments.  The Company does not have and is not
          -------------------------------
bound by any contract, agreement, lease, commitment or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent, other than (a) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than US$100,000 and do not extend for more than one (1) year beyond the date hereof,
(b) sales contracts entered into in the ordinary course of business, and (c) contracts terminable at will by the Company on no more than thirty (30) days notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of the Company's technology, shall not be considered to be contracts entered into in the ordinary course of business.

     2.8  Related-Party Transactions. No employee, officer, stockholder or
          --------------------------
director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the best of the Company's knowledge, no officer, director, stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

     2.9  Registration Rights.  Except as provided in the Investors' Rights
          -------------------
Agreement, the Company is not obligated and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

     2.10  Permits.  The Company has all franchises, permits, licenses and any
           -------
similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.11  Compliance With Other Instruments. The Company is not in violation or
           ---------------------------------
default in any material respect of any provision of its Certificate of Incorporation or Bylaws or in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement, the Investors' Rights Agreement and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

     2.12  Litigation.  There is no action, suit, proceeding or investigation
           ----------
pending or currently threatened against the Company that questions the validity of this Agreement, the Investors' Rights Agreement or any Ancillary Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects or financial condition of the Company, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to, or to the best of its knowledge, named in any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

     2.13  Customer Complaints.  The Company has received no customer complaints
           -------------------
concerning alleged defects in its products (or the design thereof) that, if true, would materially adversely affect the operations or financial condition of the Company.

     2.14  Disclosure.  The Company has provided Investors with all the
           ----------
information that Investors have requested for deciding whether to purchase the Series C Preferred Stock. Neither this Agreement nor any other written statements or certificates prepared by the Company and delivered in connection herewith or, to the best of the Company's knowledge, any written statements prepared by third parties and delivered by the Company in connection herewith, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

     2.15  SEC Filings.  The Company has registered its Common Stock pursuant to
           -----------
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on the OTC Bulletin Board. The Company has filed all forms, reports and documents required to be filed pursuant to the federal securities laws and the rules and regulations promulgated thereunder for a period of at least twelve (12) months immediately preceding the offer or sale of the Series C Preferred Stock (or for such shorter period that the Company has been required to file such material). The Company's filings with the SEC complied as of their respective filing dates, or in the case of registration statements, their respective effective dates, in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. None of such filings, including, without limitation, any exhibits, financial statements or schedules included therein, at the time filed, or in the case of registration statements, at their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.16  Offering.  Subject in part to the truth and accuracy of Investors'
           --------
representations set forth in this Agreement, the offer, sale and issuance of the Series C Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.17  Title to Property and Assets; Leases. Except (a) for liens for
           ------------------------------------
current taxes not yet delinquent, (b) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (c) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or
(d) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company has good and marketable title to its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (a)-(d) above.

     2.18  Financial Statements. The Company has delivered to Investors its
           --------------------
audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows, including notes thereto) at December 31, 1997 and for the fiscal year then ended and its unaudited financial statements (balance sheet and profit and loss statement) as at, and for the nine (9) month period ended September 30, 1998 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements do not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1998, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     2.19  Changes. To the best knowledge of the Company, and except as
           -------
disclosed in the Company's filings with the SEC, since September 30, 1998, there has not been any event or condition of any type that has materially and adversely affected the business, properties, prospects or financial condition of the Company.

     2.20  Patents and Trademarks. The Company owns or possesses sufficient
           ----------------------
legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted and, to its knowledge, these rights do not conflict with or infringe the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company. Except for agreements with its own employees or consultants, substantially in the form referenced in Section 2.22 below, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company, other than those which have been assigned to the Company.

     2.21  Manufacturing and Marketing Rights. The Company has not granted
           ----------------------------------
rights to manufacture, produce, assemble, license, market, or sell its products to any other person, other than the Subsidiaries, and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

     2.22  Employees; Employee Compensation. To the best of the Company's
           --------------------------------
knowledge, there is no strike, or labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company or to the use by the employee of his best efforts with respect to such business. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

     2.23  Code of Conduct. Prior to or as promptly as practicable following the
           ---------------
Closing, the Company shall use its best efforts to cause each employee and officer of the Company to execute a Code of Conduct substantially in the form or forms which have been delivered to counsel for the Investors.

     2.24  Tax Returns, Payments and Elections. The Company has filed all tax
           -----------------------------------
returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

     2.25  Insurance.  The Company has in full force and effect fire and
           ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

     2.26  Environmental and Safety Laws.  To the best of its knowledge, the
           -----------------------------
Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     2.27  Minute Books.  The copy of the minute books of the Company provided
           ------------
to the Investors' counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

     2.28  Use of Proceeds.  The Company shall use the proceeds from the sale of
           ---------------
the Shares solely for marketing expenses and general working capital purposes.

     2.29  Townsend Analytics.  With respect to that certain Software
           ------------------
Distributor Agreement between the Company and Townsend Analytics Ltd. ("Townsend Agreement") dated January 16, 1997, the Company shall use its best efforts to amend the Townsend Agreement within three months from the Closing to (i) provide for the Company's access to the source codes of Townsend Analytics Ltd.'s software in the event Townsend Analytics Ltd. either declares bankruptcy or does not perform pursuant to the Townsend Agreement and (ii) delete the provision of the Townsend Agreement providing for the termination of the Townsend Agreement upon the termination of that certain license agreement between Townsend Analytics Ltd. and the CBOT.

     3.  Representations and Warranties of Investors.  Each Investor hereby
         -------------------------------------------
represents and warrants, severally and not jointly, that:

     3.1 Authorization. Investor has full power and authority to enter into this
         -------------
Agreement and that this Agreement constitutes a valid and legally binding obligation of Investor.

     3.2 Restricted Securities.  Investor has been advised that the Series C
         ---------------------
Preferred Stock have not been registered under the Securities Act or any other applicable securities laws and that the Series C Preferred Stock are being offered and sold pursuant to Section 4(2) of the Securities Act and that the Company's reliance upon Section 4(2) is predicated in part on Investors' representations as contained herein.

          (a) The Investors and their beneficial owners are domiciled in Europe and are "accredited investors" as defined under Rule 501 under the 1933 Act.

          (b) Investor acknowledges that neither the Series C Preferred Stock nor the shares of Common Stock issuable upon conversion of the Series C Preferred Stock ("Underlying Common Shares") have been registered under the 1933 Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be issued as "restricted securities" as defined by Rule 144 promulgated pursuant to the 1933 Act. The Series C Preferred Stock and the Underlying Common Shares may not be resold in the absence of an effective registration thereof under the 1933 Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.

          (c) Investor is acquiring the Series C Preferred Stock for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws.

          (d) Investor understands and acknowledges that the Series C Preferred Stock and the Underlying Common Shares will bear the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

          (e) Investor acknowledges that an investment in the Series C Preferred Stock is not liquid and is transferable only under limited conditions. Investor acknowledges that such securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Investor is aware of the provisions of Rule 144 promulgated under the 1933 Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Series C Preferred Stock or the Underlying Common Shares.

     3.3  Investor Sophistication and Ability to Bear Risk of Loss.  Investor
          --------------------------------------------------------
acknowledges that it is able to protect its interests in connection with the acquisition of the Series C Preferred Stock and Underlying Common Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Investor's financial condition. Investor otherwise has such knowledge and experience in financial or business matters that Investor is capable of evaluating the merits and risks of the investment in the Series C Preferred Stock and Underlying Common Shares.

     3.4  Independent Investigation and Advisors.  Investor confirms that (a)
          --------------------------------------
Investor has received, reviewed, and understands the financial statements included in the SEC filings referred to in Section 2.15; (b) Investor has been expressly offered the opportunity to be provided a copy of and to review all reports, documents and exhibits referenced therein and such other agreements, documents and information as Investor deems necessary or appropriate in determining to make an investment in the Company, and (c) Investor is purchasing the Series C Preferred Stock without any offering memoranda or prospectus of any kind, other than the aforementioned SEC filings. Investor represents and warrants that in making the decision to acquire the Series C Preferred Stock, Investor has relied upon, apart from the representations and warranties of the Company, its own independent investigation of the Company, and (d) Investor and Investor's representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from the Company, or person(s) acting on its behalf, concerning the terms and conditions of acquisition by the Investor of the Series C Preferred Stock and any other matters concerning an investment in the Company, and to obtain any additional information Investor deems necessary or appropriate to verify the accuracy of the information provided.

      3.5  Foreign Jurisdictions.  Investor has satisfied itself as to the full
           ---------------------
observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Series C Preferred Stock or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Series C Preferred Stock, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale or transfer of the Series C Preferred Stock. Investor's subscription and payment for, and its continued beneficial ownership of, the Series C Preferred Stock will not violate any applicable securities or other laws of Investor's jurisdiction.

     4.  Conditions of Investors' Obligations at Closing.  The obligations of
         -----------------------------------------------
each Investor under subparagraph l.l(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

     4.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, and the Investors shall have been provided with a certificate duly executed by an officer of the Company to such effect.

     4.2  Performance.  The Company shall have performed and complied with all
          -----------
agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, and the Investors shall have been provided with a certificate duly executed by an officer of the Company to such effect.

     4.3  Qualifications.  All authorizations, approvals or permits, if any, of
          --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     4.4  Proceedings and Documents.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     4.5  Certificate of Designations.  The Amended Certificate shall provide
          ---------------------------
that the holders of a majority of the outstanding shares of Series C Preferred Stock shall be entitled to elect two (2) directors to the Company's Board of Directors. The provision of the Amended Certificate referenced in the preceding sentence shall not be amended without the consent of the holders of a majority of the outstanding shares of Series C Preferred Stock.

     4.6  Opinion of Company Counsel.  Investors shall have received from
          --------------------------
Oppenheimer Wolff & Donnelly, LLP, counsel for the Company, an opinion, dated the date of the Closing, in substantially the form attached hereto as Exhibit E.

     4.7  Investors' Rights Agreement.  The Company and each investor shall have
          ---------------------------
entered into the Investors' Rights Agreement in the form attached hereto as Exhibit C.

     4.8  Co-Sale Agreement.  The Company, each Investor, the holders of the
          -----------------
Series B Preferred Stock, Neil Gibbons and Daniel Huber shall each have entered into an Amended and Restated Co-Sale Agreement in the form attached hereto as Exhibit F.

     4.9  Minimum Offering.  The Investors shall have purchased a minimum of
          ----------------
2,972,973 shares of Series C Preferred Stock for the aggregate proceeds of US$5,500,000, of which Alta Berkeley shall have purchased a minimum of 540,541 shares for the aggregate proceeds of US$1,000,000.

     4.10  Due Diligence.  Investors or their representatives shall have
           -------------
performed to their satisfaction a due diligence review of the legal and financial issues regarding the Company.

     4.11  Approval of NeSBIC Supervisory Board.  The Agreement, the Investors'
           ------------------------------------
Rights Agreement, the Co-Sale Agreement and the transactions contemplated thereby shall have been approved by the supervisory board of directors of NeSBIC CTE Fund BV.

     4.12  Townsend Analytics, Ltd.  In addition to the amendment to the
           -----------------------
Townsend Agreement contemplated by Section 2.29 herein, the Company and Townsend Analytics, Ltd shall have entered into that certain Letter Agreement in the form attached hereto as Exhibit G.

     5.   Conditions of the Company's Obligations at Closing.  The obligations
          --------------------------------------------------
of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that
Investor:

     5.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
each Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     5.2  Qualifications.  All authorizations, approvals or permits, if any, of
          --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     6.   Indemnification.
          ---------------

     6.1 Indemnity by the Company. The Company agrees to and does hereby indemnify and hold each Investor, their successors and assigns and their shareholders, directors, officers, employees and agents, harmless from and against any and all loss, damage, liability, injury, cost and expense (including attorneys fees) incurred by such party in connection with or arising from: (a) the non-performance, partial or total, by the Company of any of its agreements and covenants contained in this Agreement; (b) the inaccuracy of any representation of the Company contained or referred to in this Agreement or any Schedule, Exhibit or certificate delivered by or on behalf of the Company pursuant hereto; (c) claims for any brokers' or finders' fees made or asserted by any party claiming to have been employed by the Company or any shareholder, director, officer, employee or agent of the Company; and (d) any and all actions, suits, proceedings, demands, assessments or judgments, cost and expenses incidental to any of the foregoing matters set forth in this Section 6.1.

     6.2  Indemnification Procedure.
          -------------------------

          (a) In order for an Investor to be entitled to any indemnification provided for under this Agreement, such Investor must notify the Company in writing of the claim within thirty (30) business days after receipt or knowledge by such Investor of such claim; provided, however, that failure to give such
                                --------  -------
notification shall not affect the indemnification provided hereunder except to the extent the Company can demonstrate actual monetary prejudice as a direct or indirect result of such failure. Thereafter, the Investor shall deliver to the Company, within thirty (30) business days' time after the Investor's receipt thereof, copies of all notices and documents (including court papers) received by the Investor relating to the claim.

          (b) If a claim is made against an Investor, the Company will defend such claim, at its expense, with counsel selected by the Company but reasonably satisfactory to the Investor. The Investor shall have the right to participate in the defense thereof and to employ counsel, which shall be at its own expense, unless the parties are co-defendants, in which case the Company shall bear such expense separate from the counsel employed by the Company. The Company shall be liable for the fees and expenses of counsel employed by the Investor for any period during which the Company has not assumed the defense thereof (other than after the thirty (30)-day period described in Section 6.2(a) if the Investor shall have failed to give notice of the claim). All the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention after reasonable notice of the need therefor and (upon the Company's request) the provision to the Company of records and information which are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company shall keep the Investor fully informed of the status of the claim and shall furnish the Investor such information and documents as it may request concerning the claim. The Investor shall have the right to monitor the Company's defense or challenge of the claim. If the Investor determines, in its reasonable discretion, that the Company's conduct of the defense may subject the Investor to a criminal fine or penalty, or adverse economic harm, the Investor may obtain, at the Company's expense, counsel or other advisors of the Investor's own choosing to defend or challenge the claim. An Company shall have no liability under this Section 6.3 for any settlements entered into by the Investor without the prior written consent of the Company.

     7.   Miscellaneous.
          -------------

     7.1  Entire Agreement.  This Agreement and the documents referred to herein
          ----------------
constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     7.2  Survival of Warranties. The warranties, representations and covenants
          ----------------------
of the Company and each Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     7.3  Successors and Assigns. Except as otherwise provided herein, the terms
          ----------------------
and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Series C Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company hereby acknowledges and agrees that each Investor may assign any right or rights that such Investor may have by reason of this Agreement to one or more affiliates of such Investor or to one or more persons or entities organized by the Investors for the purpose of investing in the Series C Preferred Stock.

     7.4  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of Delaware. If any action or proceeding shall be brought by any party in order to enforce any right or remedy under this Agreement, each party hereby consents to submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the State of California.

     7.5  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.6  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.7  Notices.  Unless otherwise provided, any notice required or permitted
          -------
under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or one (1) day after being entrusted to a reputable overnight delivery service properly addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

     7.8  Finders' Fees.  Except as disclosed in the Schedule of Exceptions
          -------------
attached hereto as Exhibit B, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     7.9  Attorneys' Fees.  If any action at law or in equity is necessary to
          ---------------
enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Amended Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

     7.10 Amendments and Waivers.  Any term of this Agreement, may be amended
          ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the written consent of each of the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.

     7.11 Severability.  If one or more provisions of this Agreement are held
          ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.12  Expenses.  Irrespective of whether the Closing is effected, the
           --------
Company shall reimburse Investors for all of their reasonable and customary expenses for legal and financial counsel.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


                                    "COMPANY"

                                    VIRTUAL TELECOM, INC.,
                                    a Delaware corporation


                                    By: /s/ Neil G. Gibbons
                                        -------------------
                                        Neil G. Gibbons, Chief Executive Officer

                                   SCHEDULE A
                                   ----------

                               LIST OF INVESTORS
                               -----------------



       Name and                                                              Number of
  Address of Investor                     Signature                       Shares Purchased
  -------------------                     ---------                       ----------------
Alta-Berkeley V, C.V                /s/ Alta-Berkeley V., C.V.                  486,749
                                    --------------------------
6 rue d'Italie
CH-1211
Geneva
3 Switzerland

Alta-Berkeley V, S by S, C.V        /s/ Alta-Berkeley V, S by S, C.V.            15,040
                                    -------------------------------------
6 rue d'Italie
CH-1211
Geneva
3 Switzerland

Alta-Berkeley Nordic Partners, KY   /s/ Alta-Berkeley Nordic Partners, KY        38,752
                                    -------------------------------------
6 rue d'Italie
CH-1211
Geneva
3 Switzerland

NeSBIC CTE Fund BV                  /s/ NeSBIC CTE Fund BV                    1,351,352
                                    -------------------------------------
Savannahweg 17
3542 AW
Utrecht
The Netherlands

GIMV                                /s/ GIMV                                  1,081,081
                                    -------------------------------------
Karel Oomsstraat 37
B-2018 Antwerp
Belgium